UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 26, 2010
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On May 26, 2010, R. J. Reynolds Tobacco Company, referred to as RJRTC, a wholly owned subsidiary of Reynolds American Inc., referred to as RAI, and BATUS Japan, Inc., referred to as BATUS Japan, a wholly owned subsidiary of British American Tobacco p.l.c., referred to as BAT, entered into an American-blend Cigarette Manufacturing Agreement, with an effective date of January 1, 2010, referred to as the 2010 Agreement. BAT, through another wholly owned subsidiary, owns approximately 42% of RAI’s outstanding common stock. Under the 2010 Agreement, RJRTC has been appointed BATUS Japan’s exclusive manufacturer of all of BATUS Japan’s requirements for certain American-blend cigarettes intended to be distributed and sold in Japan for the five-year period expiring on December 31, 2014, subject to the early termination and extension provisions set forth in the agreement. The Contract Manufacturing Agreement, dated July 30, 2004, as amended, between the parties, referred to as the 2004 Agreement, has been terminated as described below under Item 1.02. A copy of the 2010 Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.
ITEM 1.02 Termination of a Material Definitive Agreement.
     On May 26, 2010, RJRTC and BATUS Japan entered into a letter agreement terminating the 2004 Agreement, with effect from midnight on December 31, 2009. Under the 2004 Agreement, RJRTC was appointed BATUS Japan’s exclusive manufacturer of all of BATUS Japan’s requirements for certain American-blend cigarettes intended to be distributed and sold in Japan. The 2004 Agreement was scheduled to expire on December 31, 2014, subject to the early termination and extension provisions set forth in the agreement. Under the terms of the letter agreement, certain sections and sub-sections of the 2004 Agreement will survive the termination, and, in consideration of RJRTC agreeing to terminate such agreement and in settlement of all disputes at issue between the parties associated with such agreement, BATUS Japan has agreed to pay RJRTC the sum of US$20,528,000. A copy of the letter agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.
ITEM 8.01 Other Events.
     On May 28, 2010, RAI announced a consolidation and upgrading of manufacturing facilities at multiple operating companies. A cigarette factory in Winston-Salem, North Carolina and one in Yabucoa, Puerto Rico will close, and production from those facilities will transfer to RJRTC’s facility in Tobaccoville, North Carolina. As a result of the consolidation, approximately 60 manufacturing positions in Puerto Rico will be eliminated, and affected employees will receive severance benefits.
     American Snuff Company, LLC is expanding its manufacturing operations in Memphis, Tennessee, expecting the new facilities to be fully operational in early 2012, and increasing its tobacco-processing capacity in Clarksville, Tennessee, expecting the new facilities to be fully operational in early 2012.
     These events will maximize cigarette-manufacturing efficiency and expand smokeless tobacco production capacity, while complying with new regulatory requirements. No material charges are expected to be incurred by the operating companies in connection with the disposal of the facilities.
     A copy of the press release announcing these events is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following are filed as Exhibits to this Report.

Number	Exhibit

10.1	American-blend Cigarette Manufacturing Agreement, dated May 26, 2010, by and between R. J. Reynolds Tobacco Company and BATUS Japan, Inc.

10.2	Letter Agreement, dated May 26, 2010, terminating the Contract Manufacturing Agreement, dated July 30, 2004, as amended, by and between R. J. Reynolds Tobacco Company and BATUS Japan, Inc.

99.1	Press Release of Reynolds American Inc., dated May 28, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

Date: June 2, 2010

INDEX TO EXHIBITS

Number	Exhibit

10.1	American-blend Cigarette Manufacturing Agreement, dated May 26, 2010, by and between R. J. Reynolds Tobacco Company and BATUS Japan, Inc.

10.2	Letter Agreement, dated May 26, 2010, terminating the Contract Manufacturing Agreement, dated July 30, 2004, as amended, by and between R. J. Reynolds Tobacco Company and BATUS Japan, Inc.

99.1	Press Release of Reynolds American Inc., dated May 28, 2010.